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                       [CINCINNATI MICROWAVE LETTERHEAD]

FOR FURTHER INFORMATION:
------------------------

AT THE COMPANY:                         AT THE FINANCIAL RELATIONS BOARD:
Taffy Long                              Bill Schmidle, Analyst Inquiries
513-489-5400                            312-640-6753
shinfo@cnmw.com                         Karl Plath, General Inquiries
                                        312-640-6738

FOR IMMEDIATE RELEASE

CINCINNATI, JUNE 13, 1997 - CINCINNATI MICROWAVE, INC. announced today that it has exhausted its opportunities to reorganize as an ongoing entity, and therefore, will be preparing and filing a liquidating plan in its chapter 11 case to provide for the resolution of its creditor claims and equity interests.

The Company is in the process of looking for buyers for the rest of its phone business. This transaction, however, is not likely to contribute more than minimum value to the creditors. This sale, coupled with the closing of the sale of the Company's real estate, will complete the sale of substantially all of the Company's assets. While there is a likelihood of a significant distribution to unsecured creditors, no payment is expected to be made to the class consisting of the holders of the Company's common shares.

 ADDITIONAL INFORMATION ON THE COMPANY, ITS PRODUCTS AND MARKETS CAN BE OBTAINED
     FROM THE COMPANY'S WORLDWIDE WEB SITE: HTTP://WWW.CNMW.COM/WELCOME.HTM.
       INFORMATION ABOUT CINCINNATI MICROWAVE ALSO IS AVAILABLE, FREE OF
                  CHARGE VIA FAX, BY DIALING 1-800-PRO-INFO AND
                            USING TICKER SYMBOL CNMW.

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